UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): July 20, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On July 20, 2007, CytRx Corporation (“we,” “us,” “CytRx” or the “Company”) entered into a lease with BMR-3030 Bunker Hill Street LLC, as landlord, as part of our previously announced relocation of our laboratory facility of San Diego, California, and other operational changes.
     Under the lease, we will occupy approximately 10,000 square feet of office and laboratory space at 3030 Bunker Hill Street, San Diego, California. The lease is for a term of three years expiring on July 31, 2010, unless earlier terminated in accordance with the lease.
     The lease is a so-called triple net lease, under which our monthly payments will include rent of approximately $18,000, plus our pro rata share of the landlord’s “operating expenses” (as defined) of the premises. Our allocable current monthly operating expenses are estimated to be approximately $16,300. Rent under the lease is subject to an annual increase of 3% on each anniversary of the commencement of the lease term, which is expected to be August 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer
Dated: July 24, 2007

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